Exhibit 10.2

AMENDMENT NO. 1

TO THE

TYLER TECHNOLOGIES, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

(AMENDED AND RESTATED EFFECTIVE JUNE 1, 2012)

This Amendment No. 1 to the Tyler Technologies, Inc. 2004 Employee Stock Purchase Plan (Amended and Restated Effective June 1, 2012) (the “Plan”) is hereby adopted by Tyler Technologies, Inc. (the “Company”), effective as of June 1, 2012.

WHEREAS, the Company’s Board of Directors approved the Plan, subject to stockholder approval, on February 23, 2012, and the Company’s stockholders approved the Plan on May 10, 2012;

WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 22 thereof;

WHEREAS, the definition of “Compensation” in the Plan was modified from the original 2004 Employee Stock Purchase Plan to eliminate commissions, which would apply to participants under the Plan beginning with the next offering period that commences July 1, 2012, and the Board of Directors has determined that the modified definition is unnecessarily restrictive based on the variety of regular pay plans among the Company’s employees and, therefore, does not treat the participants in the Plan fairly and equally; and

WHEREAS, the Company now desires to amend the definition of “Compensation” with retroactive effect to the effective date of the Plan on June 1, 2012, which would apply to participants under the Plan beginning with the next offering period that commences July 1, 2012;

NOW, THEREFORE, Section 2.1(e) of the Plan is hereby amended in its entirety to read as follows:

(e) “Compensation” means, with respect to any Offering Period, regular base wages or salary, commissions, draws against commissions, travel pay and overtime paid during such Offering Period before deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Code.

IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing Amendment No. 1, the Company has caused this Amendment No. 1 to be executed by a duly authorized officer on June 20, 2012, to be effective for all purposes as of June 1, 2012.

TYLER TECHNOLOGIES, INC.

By:	/s/ H. LYNN MOORE, JR.
H. Lynn Moore, Jr. Executive Vice President and General Counsel